[Exhibit 99.1]
                           [Logo of CBRL Group, Inc.]




                                                Contact:  Lawrence E. White
                                                          Senior Vice President/
                                                          Finance and Chief
                                                          Financial Officer
                                                          (615) 443-9869


                            CBRL GROUP, INC. TO HOST
                   ANALYST-INSTITUTIONAL INVESTOR CONFERENCE


LEBANON,  Tenn.  (June 18, 2004) -- CBRL Group,  Inc. (the  "Company")  (NASDAQ:
CBRL) announced that senior executives from the Company and its Cracker Barrel Old Country Store(R) ("Cracker Barrel") and Logan's Roadhouse(R) ("Logan's") subsidiaries will host a business update on June 24-25, 2004 that will highlight the Company's strategic priorities and key initiatives.

     Presentations are scheduled from 6:30-8:00 p.m. EDT Thursday, June 24, 2004, beginning again at 10:00 a.m. EDT on Friday, June 25, 2004 and running until approximately 4:00 pm. EDT. The audio and video can be accessed through the CBRL Group, Inc. website at www.cbrlgroup.com and will be available for replay through Friday, July 2, 2004. The Company will have supplemental financial and operating data available to augment management's formal presentations, which will be accessible via the Company's website.

     The conference will feature business updates on CBRL Group, Inc., Cracker Barrel and Logan's, as well as tours of key training and distribution facilities.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 500 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 107 company-operated and 19 franchised Logan's Roadhouse restaurants in 17 states.



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